UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Rocky Brands, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKY BRANDS, INC.

39 East Canal Street

Nelsonville, Ohio 45764

PROXY STATEMENT SUPPLEMENT FOR THE

2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 7, 2023

The following information relates to the proxy statement (the “Proxy Statement”) of Rocky Brands, Inc. (the “Company”), dated April 28, 2023, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2023 Annual Meeting of Shareholders and any adjournment or postponement thereof. All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This information is in addition to the information required to be provided to the Company’s shareholders under the applicable proxy disclosure rules as set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

This Supplement is filed solely to correct inadvertent clerical errors in the “Pay-Versus-Performance” section of the Proxy Statement that exist solely in the printed copies of the Proxy Statement that were mailed to the Company’s shareholders on or about April 28, 2023; such clerical errors are not present in the Company’s DEF14A filing made with the Securities and Exchange Commission on April 28, 2023.

The Company discovered that, beginning on page 25 of the Proxy Statement under the heading “Pay Versus Performance Table,” the Company had incorrect calculations in the Pay-Versus-Performance Table under the “Average Compensation Actually Paid to Non-CEO Named Executive Officers” and the “Adjusted Operating Income (in thousands)” columns. In addition, in footnote 1 to the Pay-Versus-Performance Table, there were incorrect calculations of “Summary Compensation Table Total” for “Non-CEO NEO Average” and “Compensation Actually Paid” for “Non-CEO NEO Average” for 2021, and in footnote 4 to such table a rounding error was corrected for “Operating Income (in thousands)” for 2021.

Corrected amounts are reflected in the table and footnotes below:

			Average Summary	Average	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Compensation Table Total for Non-CEO Named Executive Officers (1) (2)	Compensation Actually Paid to Non-CEO Named Executive Officers (1)	Total Shareholder Return	Standard & Poor’s Footwear Index Total Shareholder Return	Net Income (in thousands) ($) (3)	Adjusted Operating Income (in thousands) ($) (4)
2022	641,072	529,839	396,003	331,913	85	119	20,465	43,343
2021	621,224	761,835	399,379	547,530	140	167	20,559	46,921
2020	697,129	674,468	495,357	511,564	98	141	20,964	31,427

Table reflected in footnote 1:

		CEO		Non-CEO NEO Average
	2022	2021	2020	2022	2021	2020
Summary Compensation Table Total	641,072	621,224	697,129	396,003	399,379	495,357
Less: Reported Fair Value of Equity Awards(a)	(87,965)	(64,676)	(52,975)	(100,461)	(64,932)	(52,975)
Add: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year(b)	64,480	100,032	52,639	79,864	100,033	52,639
Add: Change in FV of unvested awards(b)	(64,341)	65,472	(21,555)	(34,872)	77,182	9,607
Add: Change in FV for vested awards(b)	(23,407)	39,783	(770)	(8,621)	35,868	6,936
Compensation Actually Paid	529,839	761,835	674,468	331,913	547,530	511,564

Table reflected in footnote 4:

	Year Ended December 31, (in thousands)
	2022	2021	2020
Operating Income	44,038	35,972	27,170
Add: Expenses Attributable to IC Plan and Non-NEO Bonus	-	1,504	3,552
Add: Acquisition-Related Expenses	397	9,445	705
Less: Disposition of Assets Other than in the Ordinary Course of Business	(1,092)	-	-
Adjusted Operating Income	43,343	46,921	31,427

No other changes are being made in the Proxy Statement.